UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

April 29, 2010

NIGHTHAWK RADIOLOGY HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51786	87-0722777
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4900 N. Scottsdale Road, 6th Floor

Scottsdale, Arizona 85251

(Address of principal executive offices, including zip code)

(480) 822-4429

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Compensatory Arrangements of Certain Officers

On April 29, 2010, the compensation committee of our board of directors approved the 2010 Performance-Based Incentive Program for our named executive officers (the “2010 Performance-Based Incentive Program”). The amounts that are eligible to be paid pursuant to the 2010 Performance-Based Incentive Program are tied to our achievement of certain financial objectives, as measured by adjusted EBITDA, as well as our achievement of our customer-driven and operational excellence goals and objectives. As more fully described in each of their employment agreements, the target bonus for our chief executive officer is equal to 60% of his base salary and the target bonus for our chief financial officer is equal to 50% of his base salary. The target bonus for each of our chief medical officer and our senior vice president and general counsel for 2010 is equal to 40% of each such executive’s base salary.

•

If we achieve less than a designated percentage (as established by our compensation committee) of our target adjusted EBITDA, then no amounts will be paid under the 2010 Performance-Based Incentive Program.

•

The amount of incentive compensation available to be paid out pursuant to the 2010 Incentive Plan will increase by a specified percentage as the Company’s performance increases (subject to a cap determined by the compensation committee).

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Once the amount of incentive compensation for each officer is established based upon the company’s performance of its adjusted EBITDA targets, each officer’s incentive compensation for 2010 can then be reduced by up to 40% based upon the individual’s overall performance and the company’s performance on its customer-driven and operational excellence goals

On May 1, 2010, the company entered into an independent physician professional services agreement with Dr. Tim Myers, our chief medical officer. Pursuant to the agreement, Dr. Myers will perform independent professional radiology services at such times as are mutually determined between the company and Dr. Myers. Dr. Myers will be compensated for such services at a rate equal to $15 per work unit actually performed by him.

In performing the services, Dr. Myers will be operating as an independent contractor and not as the company’s chief medical officer. As such, Dr. Myers will be performing his services using his own professional judgment and the company will not directly or indirectly regulate or control Dr. Myers’s independent judgment concerning his practice of medicine.

Dr. Myers will be a named insured on the company’s overall medical liability insurance policy.

Item 5.07	Submission of Matters to a Vote of Security Holders

The annual meeting of the company’s stockholders was held on April 30, 2010. At the annual meeting, stockholders of record on March 3, 2010 were entitled to vote 23,576,167 shares of common stock. A total of 19,599,590 (83.1%) shares were represented at the meeting. The results of voting at the annual meeting are summarized below:

(1) Nominees for election to Director, to hold office for a term as defined in the proxy statement and until a successor is duly elected and qualified:

	For	Withheld	Broker Non-Votes
David M. Engert	13,114,864	305,692	6,179,034
Charles R. Bland	13,009,466	411,090	6,179,034

Pursuant to the foregoing votes, the nominees listed above were elected to serve on the company’s Board of Directors.

There were no additional Director nominations brought before the meeting.

(2) Ratification of the appointment of Deloitte & Touche LLP as the company’s independent auditor for the year ending December 31, 2010:

For	Against	Abstain	Broker Non-Votes
18,944,652	631,925	23,013	0

Pursuant to the foregoing votes, the ratification of Deloitte & Touche, LLP as the company’s independent auditor for the year ending December 31, 2010 was approved.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 5, 2010

NIGHTHAWK RADIOLOGY HOLDINGS, INC.

By:	/s/ PAUL E. CARTEE
Paul E. Cartee
Senior Vice President and General Counsel